EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Third Quarter 2012 Results

9% Increase in Same-Center Net Operating Income

SAN DIEGO, Nov. 1, 2012 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended September 30, 2012.

HIGHLIGHTS

  Net income of $2.6 million, or $0.05 per diluted share for 3Q'12
  Funds From Operation (FFO) of $10.2 million, or $0.19 per diluted share (1) for 3Q'12
  $156.2 million of shopping center acquisitions completed year to date
  $58.0 million of shopping center acquisitions under binding contract
  9.0% increase in same-center cash net operating income (3Q'12 vs. 3Q'11)
  93.1% portfolio occupancy at 9/30/12
  26.4% debt-to-total market capitalization ratio at 9/30/12
  Extends, expands and lowers borrowing costs of unsecured credit facility & term loan
  Quarterly cash dividend of $0.14 per share of common stock declared

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "We are fully on track to achieve our stated objectives for the year. We continue to broaden our portfolio in each of our core markets on the West Coast. Year-to-date, we have completed $156.2 million of shopping center acquisitions and have another $58.0 million of grocery-anchored shopping centers currently under contract. Additionally, we continue to capitalize on the demand for space across our portfolio. Occupancy increased for the third consecutive quarter, reaching a new, two-year portfolio high of 93.1%, and same-center net operating income increased by 9.0%. Along with broadening our portfolio and achieving solid property operating results, during third quarter we expanded, extended and lowered the borrowing costs on our unsecured debt facilities, enhancing the company's financial flexibility and capacity to continue growing." Tanz added, "With respect to our previously announced relocation of the company's headquarters from New York to San Diego and CFO executive search, we are on track as planned to complete the process by year-end."

FINANCIAL SUMMARY

For the three months ended September 30, 2012, net income attributable to common stockholders was $2.6 million, or $0.05 per diluted share. FFO for the third quarter 2012 was $10.2 million, or $0.19 per diluted share. For the nine months ended September 30, 2012, net income was $8.2 million, or $0.16 per diluted share. FFO for the first nine months of 2012 was $30.6 million, or $0.60 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

At September 30, 2012, ROIC had a total market capitalization of $988.0 million, including $260.4 million of debt outstanding, equating to a 26.4% debt-to-total market cap ratio. At September 30, 2012, 80.7% of ROIC's debt was at fixed interest rates and 91.2 % of its portfolio was unencumbered, based on gross leasable area.

In August 2012, ROIC expanded its unsecured credit facility from $175.0 million to $200.0 million, extended the maturity date to August 2016, and lowered its borrowing costs by approximately 40 basis points. Simultaneously, ROIC expanded its unsecured term loan from $110.0 million to $200.0 million, extended the maturity date to August 2017, and lowered its borrowing costs by approximately 40 basis points. Additionally, ROIC has the ability to increase the credit facility and term loan amounts to $300.0 million each, subject to commitments and the satisfaction of certain other conditions. ROIC utilized the $90.0 million in proceeds from the increased term loan to pay down outstanding borrowings on its credit facility. At September 30, 2012, ROIC had no borrowings outstanding on its $200.0 million unsecured credit facility.

INVESTMENT SUMMARY

During the third quarter 2012, ROIC acquired three shopping centers, in separate transactions, totaling $40.3 million. ROIC funded the transactions with cash and borrowings on its unsecured credit facility. Subsequent to the end of the third quarter, ROIC acquired one shopping center for $21.6 million funded with cash and borrowings on its unsecured credit facility.

Year-to-date, ROIC has acquired ten shopping centers totaling $156.2 million. In addition, ROIC has binding contracts to acquire three shopping centers, in separate transactions, for a total of $58.0 million.

The Village at Novato

In July 2012, ROIC acquired The Village at Novato for $10.5 million. The shopping center is approximately 20,000 square feet and is anchored by Trader Joe's. The property is located in Novato, California, within the San Francisco metropolitan area and is currently 90.6% leased. Included in the acquisition is an adjacent parcel entitled for an additional 55,000 square feet of retail space, which ROIC is developing.

Wilsonville Old Town Square

In August 2012, ROIC acquired the remaining interest in Wilsonville Old Town Square from its joint venture development partner for $1.6 million. Additionally, ROIC repaid an existing $13.3 million construction loan securing the property. The property is a newly developed 200,000 square foot shopping center and is anchored by Kroger (Fred Meyer) (NAP). The property is located in Wilsonville, Oregon, within the Portland metropolitan area and is currently 95.0% leased.

Glendora Shopping Center

In August 2012, ROIC acquired Glendora Shopping Center for $14.9 million. The shopping center is approximately 107,000 square feet and is anchored by Albertson's. The property is located in Glendora, California, within the Los Angeles metropolitan area and is currently 94.3% leased.

Bay Plaza Shopping Center

In October 2012, ROIC acquired Bay Plaza Shopping Center for $21.6 million. The shopping center is approximately 73,000 square feet and is anchored by Seafood City Supermarket, a regional grocery store. The property is located in San Diego, California and is currently 88.0% leased.

Bernardo Heights Plaza

ROIC has a binding contract to acquire Bernardo Heights Plaza for $12.4 million. The shopping center is approximately 38,000 square feet and is anchored by Sprouts Supermarket, a regional grocery store. The property is located in Rancho Bernardo, California, within the San Diego metropolitan area and is currently 100.0% leased.

Manhattan Village Shopping Center

ROIC has a binding contract to acquire Manhattan Village Shopping Center for $14.0 million. The shopping center is approximately 63,000 square feet and is anchored by QFC Supermarket (Kroger). The property is located in Normandy Park, Washington, within the Seattle metropolitan area and is currently 95% leased.

Santa Teresa Village Shopping Center

ROIC has a binding contract to acquire Santa Teresa Village Shopping Center for $31.6 million. The shopping center is approximately 124,000 square feet and is anchored by Nob Hill Foods, a regional grocery store. The property is located in San Jose, California and is currently 91.1% leased.

CASH DIVIDEND

On August 31, 2012, ROIC distributed a $0.14 per share cash dividend. On October 31, 2012, the Company's board of directors declared a cash dividend on its common stock of $0.14 per share, payable on November 30, 2012 to holders of record on November 14, 2012.

2012 FFO GUIDANCE

ROIC has adjusted its FFO guidance for 2012 to be within the range of $0.70 and $0.75 per diluted share and net income within the range of $0.12 to $0.14 per diluted share. ROIC's guidance takes into account anticipated costs associated with the relocation of its corporate headquarters to San Diego, California. During the third quarter of 2012, ROIC incurred $1.0 million in costs associated with the relocation and expects to incur an additional $2.0 million to $2.3 million during the fourth quarter of 2012 associated with completing the relocation.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on November 1, 2012 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 32354131. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on November 1, 2012 and will be available until 11:59 p.m. Eastern Time on November 7, 2012. To access the conference call recording, dial (855) 859-2056 (domestic), or (404) 537-3406 (international) and use the Conference ID: 32354131. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  The Company specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. At September 30, 2012, ROIC's property portfolio included 40 shopping centers encompassing approximately 4.3 million square feet. Additional information is available at www.roicreit.net.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheet

	September 30, 2012 (unaudited)	December 31, 2011
ASSETS
Real Estate Investments:
Land	$ 214,378,236	$ 167,191,883
Building and improvements	512,099,087	413,640,527
	726,477,323	580,832,410
Less: accumulated depreciation	26,986,503	14,451,032
	699,490,820	566,381,378
Mortgage note receivable	10,000,000	10,000,000
Investment in and advances to unconsolidated joint ventures	15,078,373	26,242,514
Real Estate Investments, net	724,569,193	602,623,892
Cash and cash equivalents	23,488,823	34,317,588
Restricted cash	1,911,564	1,230,808
Tenant and other receivables	10,939,801	6,895,806
Deposits	2,600,000	500,000
Acquired lease intangible asset, net of accumulated amortization	35,987,042	32,024,153
Prepaid expenses	585,696	672,679
Deferred charges, net of accumulated amortization	19,377,748	15,342,132
Other	968,057	825,569
Total assets	$ 820,427,924	$ 694,432,627

LIABILITIES AND EQUITY
Liabilities:
Term loan	$ 200,000,000	$ 110,000,000
Credit facility	—	—
Mortgage notes payable	60,410,880	59,905,964
Acquired lease intangibles liability, net of accumulated amortization	52,334,566	46,700,620
Accounts payable and accrued expenses	8,037,939	7,475,283
Tenants' security deposits	1,863,914	1,552,630
Other liabilities	25,676,100	18,309,076
Total liabilities	348,323,399	243,943,573
Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 52,518,066 and 49,375,738 shares issued and outstanding at September 30, 2012 and December 31, 2011	5,253	4,938
Additional paid-in-capital	522,531,679	484,194,434
Accumulated deficit	(31,186,583)	(19,617,877)
Accumulated other comprehensive loss	(19,248,213)	(14,094,830)
Total Retail Opportunity Investments Corp. stockholders' equity	472,102,136	450,486,665
Noncontrolling interests	2,389	2,389
Total equity	472,104,525	450,489,054
Total liabilities and equity	$ 820,427,924	$ 694,432,627

Consolidated Statement of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenues
Base rents	$ 15,196,646	$ 10,469,729	$ 42,734,688	$ 26,440,798
Recoveries from tenants	3,502,633	2,655,549	10,018,997	6,945,309
Mortgage interest	189,995	430,086	901,645	1,704,094
Total revenues	18,889,274	13,555,364	53,655,330	35,090,201

Operating expenses
Property operating	3,072,670	2,195,280	9,324,140	5,283,526
Property taxes	1,781,639	1,259,174	5,115,361	3,561,641
Depreciation and amortization	7,070,557	5,890,170	20,737,917	14,661,366
General & Administrative Expenses	3,699,852	2,427,693	8,716,378	7,253,816
Acquisition transaction costs	194,191	1,346,851	947,404	1,775,534
Total operating expenses	15,818,909	13,119,168	44,841,200	32,535,883

Operating income	3,070,365	436,196	8,814,130	2,554,318
Non-operating income (expenses)
Interest expense and other finance expenses	(3,094,023)	(1,739,279)	(8,144,879)	(3,732,625)
Gain on consolidation of JV	2,144,696	—	2,144,696	—
Gain on bargain purchase	—	3,687,205	3,864,145	9,449,059
Equity in earnings from unconsolidated joint ventures	497,311	159,989	1,481,132	1,137,502
Interest Income	419	772	11,280	14,489
Net Income Attributable to Retail Opportunity Investments Corp.	$ 2,618,768	$ 2,544,883	$ 8,170,504	$ 9,422,743
Basic and diluted per share:	$ 0.05	$ 0.06	$ 0.16	$ 0.22
Dividends per common share	$ 0.14	$ 0.10	$ 0.39	$ 0.27

CALCULATION OF FUNDS FROM OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Net income (Loss) for period	$ 2,618,768	$ 2,544,883	$ 8,170,504	$ 9,422,743
Plus: Real property depreciation	3,516,741	2,630,480	10,300,009	6,420,085
Amortization of tenant improvements and allowances	1,117,801	762,651	3,272,549	1,953,162
Amortization of deferred leasing costs	2,949,300	3,078,345	8,890,881	7,768,319
Funds from operations	$ 10,202,610	$ 9,016,359	$ 30,633,943	$ 25,564,309

Plus: Acquisition transaction costs	$ 194,191	$ 1,346,851	$ 947,404	$ 1,775,534
Modified funds from operations	$ 10,396,801	$ 10,363,210	$ 31,581,347	$ 27,339,843
Net Cash Provided by (Used in):
Operating Activities	$ 9,316,107	$ 7,270,094	$ 19,196,544	$ 13,823,228
Investing Activities	$ (35,156,043)	$ (111,809,113)	$ (126,103,241)	$ (205,279,334)
Financing Activities	$ 39,174,759	$ 97,470,945	$ 96,077,932	$ 114,980,130

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months ended September 30, 2012 and 2011, ROIC expensed $194,191 and $1,346,851 respectively relating to real estate acquisitions. For the nine months ended September 30, 2012 and 2011, ROIC expensed $947,404 and $1,775,534, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three and nine months ended September 30, 2012 and 2011.

CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net